Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:            HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  October 1, 2008

HEMACARE ANNOUNCES NEW CEO AND DIRECTORS
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LOS ANGELES - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced that John Doumitt, age 44, currently the Company’s General Manager, Transfusable Products, has been named Chief Executive Officer and been appointed to the Company’s Board of Directors.  He will also continue as General Manager, Transfusable Products.
Julian Steffenhagen, age 65, who has been serving as Interim Chief Executive Officer, will continue as Chairman of the Board of Directors.
Mr. Doumitt joined HemaCare in October of 2007 and has successfully overseen the revitalization of the Company’s Transfusable Products business.  His healthcare background includes management positions at Activus Healthcare Solutions, Cardinal Health Nuclear Pharmacy Services and Syncor International.  John holds a BS in Industrial Engineering from the University of Southern California, a Masters in Management from Purdue University and is a registered Professional Engineer.
Bob Chilton, age 50, HemaCare’s Chief Financial Officer, Corporate Secretary and General Manager, Therapeutic Services, has also been appointed to the Company’s Board of Directors.  Mr. Chilton joined HemaCare in October of 2003 as CFO and has been the driver of several key initiatives since that time, including the transition to all volunteer donors, closure of the HemaCare BioScience subsidiary and consolidation of Southern California activities in the new Van Nuys location.  Recently

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15350 Sherman Way, Suite 350 , Van Nuys , CA   91406   •       Phone 818.226.1968      •       Fax 818.251.5300

Exhibit 99.1

he also assumed operating responsibility for the Company’s Therapeutic Services business.  Mr. Chilton holds a BS in Economics and an MBA from University of California, Los Angeles, and previously worked with KPMG Peat Marwick.   He is also a Certified Public Accountant.
Chairman Julian Steffenhagen commented, “HemaCare is very fortunate to have individuals the caliber of John Doumitt and Bob Chilton available to lead our management team and participate with our four outside directors in overseeing Company affairs and defining strategic direction.  They understand the healthcare environment and the blood products and services marketplace.  We look forward to their continued success.”
About HemaCare Corporation
Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U.S.  HemaCare is licensed by the FDA and accredited by the AABB.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.
This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended).  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation, the following:   the Company reported losses for all of 2007 and may not return to profitability, the Company is in default under the HemaBio notes which could result in acceleration of note obligations which the Company has insufficient resources to satisfy; its ability to continue to control general and administrative expenses as a percent of sales; the  need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

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15350 Sherman Way, Suite 350 , Van Nuys , CA   91406   •       Phone 818.226.1968      •       Fax 818.251.5300